Exhibit 4.24

印　紙
200円

融資特約書

平成27年7月28日

株式会社三菱東京ＵＦＪ銀行　御中

借　入　人　　住所　〒108-0075 東京都港区港南2-12-23 明産高浜ビル
株式会社ＵＢＩＣ
名称 代表取締役 守本正宏

株式会社ＵＢＩＣ（以下、「借入人」という。）は、借入人が株式会社三菱東京ＵＦＪ銀行（以下、「貸付人」という。）から平成27年7月28日付金銭消費貸借契約証書（以下、「原契約」という。なお、本融資特約書（以下、「本特約」という。）以外の契約で、原契約に関しての特約等が定められている場合は、当該特約等を定めた契約についても原契約に含むものとする。また、原契約及び借入人が別途貸付人に差し入れ又は貸付人との間で締結した銀行取引約定書（以下、「銀取約定」という。）を個別に又は総称して「原契約等」という。）に基づき金銭の貸付（以下、「本貸付」という。）を受けるにあたり、原契約の定めの他、本特約の内容を遵守する。

第1条　（資金使途）

借入人は、本貸付により調達した金員を、次の各号に定める資金としてのみ使用する。

(1) 以下の各法人（個別に又は総称して、以下、「売主」という。）が保有するEVD, INC. (a California corporation)（所在：160 Greentree Drive, Suite101 Dover, DE 19904 County of Kent。以下、「対象会社」という。）の発行済み全株式（以下、「本株式」という。）の購入（以下、「本株式取得」という。）に係る資金

① ANDATHA INTERNATIONAL, INC. (a California corporation)

② EVOLVE DISCOVERY PA, LLC (a [Pennsylvania]limited liability company)

③ EVOLVE DISCOVERY LA, LLC (a [California]limited liability company)

④ EVOLVE DISCOVERY PORTLAND, LLC (an Oregon limited liability company)

銀　行　使　用　欄

前提条件充足確認	
検閲	実施

検閲	印鑑照合	実施

⑤ EVOLVE DISCOVERY SEATTLE, LLC (a Washington limited liability company)

(2) 本株式取得に係る公租公課及び諸費用の支払資金

(3) 対象会社が負担している既存借入金等の債務の返済資金及び当該返済に供するための対象会社への出資金及び貸付金

第2条 (本貸付実行の前提条件)

貸付人は、次の各号に定める条件が本貸付の実行日において全て充足されることを条件として、本貸付を実行する。なお、当該条件の充足の判断は、貸付人が行う。但し、貸付人は、次の各号の条件の一部又は全部が満たされていない場合においても、貸付人の自らの裁量により本貸付を実行できるものとする。

(1) 借入人が、第 7 条各号において表明及び保証した事実が、いずれも真実かつ正確であること。

(2) 第 11 条第 1 項及び第 2 項に規定する事由並びに銀取約定第 5 条第 1 項及び第 2 項に規定する事由のいずれにも該当しておらず、かつ、これらに該当するおそれもないこと。

(3) 借入人が、原契約等、本特約その他貸付人との間で締結した契約の各条項に違反しておらず、かつ、本貸付の実行日以降においてこれらに違反するおそれもないこと。

(4) 天災その他の自然的事象、戦争、暴動、テロ、放火その他の人為的事象、電気、通信若しくは各種決済システムの不通若しくは障害、東京インターバンク市場において発生した円資金貸借取引を行い得ない事由、又は貸付人の責めによらない事由のうち貸付人による本貸付の実行が不可能若しくは著しく困難となる事由が、いずれも発生していないこと。

(5) 貸付人が以下の書類を借入人から受領し、その内容に貸付人が満足すること。

①借入人と売主及び対象会社との間で締結される予定の本株式の売買に関する STOCK PURCHASE AGREEMENT (以下、「本株式売買契約」という。) の最新ドラフト

②借入人が本株式売買契約 Section 1.3(b)及び Section 5.1 に基づき売主又は対象会社から受領する全ての書類の写し

③送金口座 (City Bank, New York Branch, ABA Transit Number:021000089, Account Number:37311689, Account Name :DLA Piper LLP(US) IOLA, Swift Code:CITI US 33。以下、「トラストアカウント口座」という。) の開設を証明できる資料の写し

④対象会社及び本株式取得に関するデュー・ディリジェンス・レポート (財務及び税務)

(6) その他本貸付の実行に際し必要なものとして貸付人が指定する書類又は情報が貸付人に提出又は提供されていること。

第3条 (返済用預金口座の取り決め)

1. 借入人は、株式会社三菱東京ＵＦＪ銀行品川駅前支店に保有する普通預金口座 (口座番号 : 2034628。口座名義 : 株式会社ＵＢＩＣ) を本貸付の元利金の返済用預金口座 (以

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下、「返済用預金口座」という。）とするものとし、原契約等及び本特約に基づく貸付人に対する全ての債務の履行が完了するまで、自らの費用でこれを維持するものとする。

2. 借入人は、資金使途として第 1 条第(1)号に定める本株式取得に係る金員の支払いを、返済用預金口座からトラストアカウント口座を通じて本株式売買契約に定める本株式取得の対価の支払先（本株式売買契約 Section1.3(b)(iii)に基づき各売主が指定する口座及び本株式売買契約 Section1.3(b)(iv)に規定されるエクスローアカウントを意味する。）への振込により行うものとする。
3. 借入人は、対象会社から支払われる剰余金配当及び係る剰余金配当の源泉徴収税額の還付金、その他対象会社の株主としての地位における借入人に対し対象会社が交付する金銭（これらを総称して、以下、「剰余金配当等」という。）を、返済用預金口座に振り込ませる方法により受領するものとする。また、かかる方法以外で受領した場合、受領後直ちに当該金員を返済用預金口座へ入金するものとする。
4. 借入人において期限の利益喪失事由のいずれかが発生した場合、返済用預金口座に関する全ての預金規定にかかわらず、借入人は、貸付人に対して返済用預金口座から任意の金額を引き落す権限を付与するものとする。当該権限に基づき引き落した資金については、貸付人の裁量により、本貸付及び借入人の貸付人に対する一切の債務の返済に充当することができるものとする。

第4条　（元本返済）

借入人は、本貸付の元本を原契約の規定に従い支払うものとする。

第5条　（利息）

借入人は、本貸付の利息を原契約の規定に従い支払うものとする。

第6条　（期限前返済）

1. 借入人は、本貸付の期限前返済について、本特約のほか、原契約の規定に従うものとする。
2. 借入人は、本株式売買契約が締結されないことが判明した場合、本株式売買契約が効力を生じないことが判明し又は効力を失った場合、その他理由の如何を問わず本株式取得が実現しないことが判明した場合、直ちに、本貸付の元本全額及び原契約に定める清算金（以下、「清算金」という。）の合計金額を、貸付人所定の方法により支払う。
3. 借入人は、第 10 条第(4)号の規定に基づき、貸付人の事前の承諾を得た後に本株式の全部又は一部につき第三者に譲渡、売却その他の処分を行う場合は、かかる処分を行う日と同日（以下、「強制期限前返済日」という。）に、本貸付の元本全額及び清算金の合計金額を、貸付人所定の方法により支払う。

第7条　（借入人の表明及び保証）

借入人は、貸付人に対し、本特約締結日及び本貸付の実行日において、次の各号に記載され

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た事項がいずれも真実かつ正確であることを表明及び保証し、内容が真実又は正確でないことが判明した場合、貸付人に生じた損害、損失及び費用の一切を補償する。

(1) 借入人による原契約等及び本特約の締結及び履行並びにそれらに基づく取引は、(a)借入人を拘束する法令等（条約、法律、政令、省令、条例、規則、告示、判決、決定、仲裁判断、通達、事務ガイドライン及び関係当局の政策をいう。以下同じ。）に反することはなく、(b)借入人の定款その他の内部規則に反することはなく、また、(c)借入人を当事者とする又は借入人若しくはその財産を拘束する第三者との契約その他のいかなる合意にも反するものではないこと。

(2) 原契約等及び本特約は、借入人に対して適法かつ有効な拘束力を有し、その各条項に従い履行強制可能なものであること。

(3) 借入人が作成する計算書類等（法令等により当該計算書類等について監査を行う義務がある場合及びその他監査を行った場合には、監査済みの計算書類等とする。また、借入人が有価証券報告書、半期報告書、四半期報告書、臨時報告書及び訂正報告書等（以下、「報告書等」という。）を作成した場合には、報告書等を含むものとする。以下同じ。）は、日本国において一般に公正妥当と認められている会計基準に照らして正確かつ適法に作成されていること。なお、本特約において「計算書類等」とは、以下の①乃至④に規定されたものをいう。

①会社法第 435 条第 2 項に規定された各事業年度に係る計算書類及び事業報告並びにこれらの附属明細書

②実際に作成された会社法第 441 条第 1 項に規定された臨時計算書類

③会社法第 444 条第 3 項の規定により同条第 1 項に規定された各事業年度に係る連結計算書類（会社計算規則第 61 条に規定された連結貸借対照表、連結損益計算書、連結株主資本等変動計算書及び連結注記表をいう。以下、本号③において、同じ。）の作成が義務づけられる場合の当該連結計算書類その他の実際に作成された会社法第 444 条第 1 項に規定された各事業年度に係る連結計算書類

④実際に作成された連結及び単体の貸借対照表、損益計算書、株主資本等変動計算書及び注記表

(4) 借入人の平成 27 年 3 月決算期（各事業年度の開始日（同日を含む。）から終了日（同日を含む。）までの期間をいう。以下同じ。）終了時以降、借入人が作成した同決算期に係る計算書類等その他の会計書類に示された借入人並びにその子会社及び関連会社（財務諸表等の用語、様式及び作成方法に関する規則第 8 条に定義された「子会社」及び「関連会社」をいう。以下同じ。）の事業、財産又は財政状態を悪化又は低下させる等、借入人の原契約等及び本特約に基づく義務の履行に重大な悪影響を及ぼす又は及ぼす可能性のある事実は発生していないこと。

(5) 借入人に関して、原契約等及び本特約に基づく義務の履行に重大な悪影響を及ぼす又は及ぼす可能性のある訴訟、保全手続、強制執行手続、調停、仲裁、行政手続その他のいかなる紛争も開始されておらず、かつ、開始されるおそれもないこと。

(6) 借入人は、原契約等及び本特約に基づく義務の履行に重大な悪影響を及ぼす又は及

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ぼす可能性のあるいかなる債務も一切負担していないこと。

(7) 借入人が貸付人に提出した一切の書類に記載された事項はいずれも重要な点において真実かつ正確であり、誤解を生じさせる記載を含まず、貸付人が原契約等及び本特約の締結並びに本貸付に係る実行判断を行うにあたり、誤解を生じさせないために必要な事項の開示を欠いていないこと。また、当該書類に含まれる将来の予測に係る事項は合理的な方法により予測されており、当該書類の提出日以後、当該予測に重大な悪影響を及ぼす又は及ぼす可能性のある事実は発生していないこと。

(8) 借入人は、主たる事業を営むのに必要な許認可等を維持し、全ての法令等を遵守して事業を継続していること。

(9) 本株式の譲渡にあたり、法律上、会計上及び税務上のいかなる問題も発生しない見込みであること。

(10) 本株式売買契約その他本株式取得のための売主及び借入人を含む当事者間の合意（本株式売買契約の定めに従って締結された Escrow Agreement（本株式売買契約にて定義される Escrow Agreement を意味するものとし、以下、「エスクロー契約」という。）を含むがこれに限らない。）は適法かつ有効に締結されており、法的な拘束力を有すること。

第8条　（借入人の遵守事項）

借入人は、原契約等及び本特約に基づく貸付人に対する全ての債務の履行が完了するまで、次の各号を遵守する。

(1) 借入人は、借入人の主たる事業内容を変更しないこと。

(2) 借入人は、日本国において一般に公正妥当と認められている会計基準に基づき計算書類等を正確かつ適法に作成すること。

(3) 借入人は、本株式の全部又は一部について、貸付人以外の者に対して借入人又は第三者のための担保提供を行わないこと。なお、本条において担保提供とは、担保権（根担保権を含む。本条において同様とする。）を設定すること、担保権設定の予約をすることをいい、先取特権及び留置権等法令等の定めに基づくものは除外される。

(4) 借入人は、対象会社に対する出資比率を100%に維持すること。

(5) 借入人は、本株式売買契約及びトラストアカウント契約を、適法かつ有効に、法的な拘束力を有するものとして締結すること。また、かかる締結後は、本株式売買契約及びトラストアカウント契約を、適法かつ有効であり、法的な拘束力を有するものとして維持すること。

第9条　（借入人の報告事項）

借入人は、原契約等及び本特約に基づく貸付人に対する全ての債務の履行が完了するまで、貸付人に対して次の各号について自らの費用で報告を行う。

(1) 借入人は、借入人について、期限の利益喪失事由が発生した場合又は発生するおそれがある場合には、直ちにその旨を貸付人に書面にて報告すること。

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(2) 借入人は、本株式売買契約の写し及び同関連契約の写しを、平成27年8月3日までに貸付人に提出すること。

(3) 借入人は、本貸付の実行日後可能な限り速やかに、本貸付に係る資金使途を貸付人が合理的に確認しうる資料（請求書、見積書などを含むがこれらに限らない。）を貸付人に提出すること。

(4) 借入人は、平成27年8月31日を作成基準日とする対象会社の株主名簿を、貸付人が満足する様式にて、毎年9月末日までに貸付人に書面にて提出すること。

(5) 対象会社が剰余金配当等を行うことが確定した場合は、当該剰余金配当等の金額及び支払時期が確認できる資料を、貸付人が満足する様式にて、速やかに貸付人に提出すること。

(6) 本貸付の実行日後可能な限り速やかに、以下の各書類を貸付人に提出すること。

①本株式売買契約に基づく本株式の購入を決議した借入人の取締役会議事録又は株主総会議事録の原本証明付写し

②原契約及び本特約に基づき借入を行うことを承認した借入人の取締役会議事録又は株主総会議事録の原本証明付写し、又は内部手続完了に係る貸付人所定の確認書

③借入人が本株式売買契約 Section 1.3(b)及び Section 5.1 に基づき売主又は対象会社から受領する全ての書類のうち、第2条第(5)号②に基づき貸付人にて受領済みのもの以外のものの写し

④貸付人が満足する様式及び内容による、対象会社及び本株式取得に関するデュー・ディリジェンス・レポート（法務）

⑤エスクロー契約の写し

第10条　（借入人の事前承諾取得義務）

借入人は、原契約等及び本特約に基づく貸付人に対する全ての債務の履行が完了するまで、以下のいずれかの事項を行う場合、事前に貸付人の承諾を得るものとする。

(1) 借入人の定款又は対象会社の articles of incorporation 若しくは bylaws の重要な変更を行う場合。

(2) 借入人又は対象会社が、原契約等及び本特約に基づく義務の履行に重大な悪影響を及ぼす又は及ぼす可能性のある合併、会社分割、株式交換若しくは株式移転、会社法上の組織変更、その事業若しくは重要な資産の全部若しくは一部の譲渡若しくは譲受、事業の全部若しくは一部の第三者への賃貸若しくは経営の委任、資本金の減少、準備金の減少のいずれか（日本国外における同様の行為を含む。）を行う場合。

(3) 原契約等及び本特約に基づく義務の履行に重大な悪影響を及ぼす又は及ぼす可能性のある契約の締結、変更又は解約を行う場合。

(4) 借入人が、本株式の全部又は一部につき第三者へ譲渡、売却その他の処分を行う場合。

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第11条　（期限の利益喪失事由）

1. 銀取約定第５条第１項に定める事由が生じた場合には、借入人は、貸付人からの通知催告等がなくても当然に、原契約等及び本特約に基づき借入人が貸付人に対して負担する一切の債務について期限の利益を失い、直ちに本貸付の元本及び利息並びに清算金その他の原契約等及び本特約に基づき借入人が貸付人に対し支払義務を負担する全ての金員を貸付人所定の方法により支払うものとする。
2. 銀取約定第５条第２項に定める事由が生じた場合の他、次の各号のいずれかの事由が生じた場合には、借入人は、貸付人の請求により、原契約等及び本特約に基づき借入人が貸付人に対して負担する一切の債務について期限の利益を失い、直ちに本貸付の元本及び利息並びに清算金その他の原契約等及び本特約に基づき借入人が貸付人に対し支払義務を負担する全ての金員を貸付人所定の方法により支払うものとする。
   (1) 借入人が第７条各号において表明及び保証した事実のいずれかが、当該表明及び保証の時点において真実又は正確でなかったことが判明したとき。
   (2) 借入人が、原契約等及び本特約の規定に違反したとき。
   (3) 借入人が貸付人に差し入れている担保の目的物について仮差押え、保全差押え、差押え、仮処分若しくは滞納処分の命令若しくは通知（日本国外における同様の手続を含む。）が発送されたとき又は競売手続若しくは公売手続の開始があったとき。
   (4) 借入人が、原契約等及び本特約に基づく債務以外の金銭債務（保証債務を含む。）について債務不履行の状態になったとき又は期限の利益を喪失したとき。
   (5) 借入人が第１回目の不渡りを出したとき、又は借入人に対する電子記録債権につき株式会社全銀電子債権ネットワークによる支払不能の登録が行われ、若しくは他の電子債権記録機関によるこれと同等の措置を受けたとき。
   (6) 借入人が法令等に違反し、借入人の事業を停止し、若しくは所轄政府機関等から業務停止若しくは業務禁止等の処分を受けたとき、又はそれらのおそれがあると貸付人が合理的に判断したとき。
   (7) 借入人が解散の決議を行い又は解散命令を受けたとき（借入人がその吸収合併又は新設合併に伴って解散する場合を除く。）
   (8) 前各号を除き、借入人の事業若しくは財産の状態が悪化し、又は悪化するおそれがあり、債権保全のために必要が認められるとき。
3. 前項の場合において、住所変更の届出の懈怠又は貸付人からの通知の不受理等、借入人の責めに帰すべき事由により、貸付人が行った通知又は送付した書類等が延着し又は到達しなかった場合には、通常到達すべき時に到達したものとみなして期限の利益が失われたものとする。
4. 第１項、第２項又は第３項により借入人が期限の利益を喪失した場合においても、清算金が発生するものとし、当該清算金が発生した場合には、借入人は貸付人に対し、当該清算金を支払うものとする。借入人が期限の利益を喪失した場合、借入人は直ちに本貸付の元本及び利息並びに清算金その他の本特約に基づき借入人が貸付人に対し支払義務を負担する全ての金員を貸付人所定の方法により支払う。

7

本特約
又は記

第12条　（ストラクチャリング手数料及び諸費用の負担）

1. 借入人は貸付人に対して、本貸付の実行日に原契約等及び本特約に基づく融資のストラクチャリングに関する手数料（以下、「ストラクチャリング手数料」という。）として、金 432,000 円（消費税及び地方消費税を含む。）を貸付人所定の方法により支払うものとする。
2. 貸付人は、受領したストラクチャリング手数料を借入人に対して返還することを要しないものとする。但し、貸付人が必要と判断した場合には、ストラクチャリング手数料の全部又は一部を返還することができるものとする。
3. 前各項に定める他、本特約の作成、変更、修正その他原契約等及び本特約に基づく本貸付の実行に関して発生する費用（印紙税等の公租公課、弁護士費用を含むが、これらに限らない。）並びに貸付人が原契約等及び本特約に基づく権利を保全及び確保並びに行使するために要する合理的な費用（弁護士費用を含むが、これに限らない。）は全て借入人の負担とし、貸付人がこれらを借入人に代わって負担した場合には、借入人は、貸付人から請求を受け次第、直ちに貸付人に対して支払うものとする。

第13条　（契約の変更）

原契約及び本特約は、借入人及び貸付人の書面による合意がなければ、これを変更することができない。

第14条　（公正証書の作成）

借入人は、貸付人の請求により、原契約等及び本特約に基づく債務の承認及び強制執行の承諾文言を含む公正証書の作成に必要な手続に協力する。なお、この手続に要する費用は借入人の負担とする。

第15条　（本特約と原契約等との優先関係）

本特約と原契約等の各規定との適用に係る関係は以下の各号に従うものとする。

(1) 本特約の規定が、原契約等の規定に矛盾又は抵触する場合は、本特約の規定を優先して適用するものとする。
(2) 本特約に定めのない事項は、原契約等の規定に従うものとする。
(3) 本特約に定めのない事項で、原契約等にも定めのない事項は、借入人及び貸付人との協議によりこれを決するものとする。

第16条　（協議）

原契約等及び本特約に定めのない事項又は原契約等及び本特約の解釈に関し当事者間に疑義が発生した場合には、借入人及び貸付人は、誠実に協議を行い、その対応を決定する。

8

本特約締結の証として、本特約の原本を１通作成し、借入人の代表者又は代表者の代理人が署名又は記名捺印し、貸付人がこれを保管する。なお、借入人は貸付人からその写しを受領する。

以上

9

Summary Translation of

Bridge Loan Agreement for Acquisition of EvD, Inc.

Lender: The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Borrower: UBIC, Inc.

1.  Purpose of loan agreement.

The purpose to meet the financial requirement arise from the acquisition of EvD, Inc.

2. Amount of loan and term.

Withdrawal	Amount of Loan	Loan Period
Loan Withdrawal	JPY 1,800,000,000	July 28, 2015 to January 29, 2016

3. Interest rate and method of payment.

Interest shall be paid on the 20th day of every month. The interest rate is fixed during the term, and the annual borrowing interest rate formula is as below.

Withdrawal	Amount of Loan	Annual Borrowing Interest Rate Formula
Loan Withdrawal	JPY 1,800,000,000	TIBOR + 0.2%

4. Repayment Date.

The Borrower shall repay all loan proceeds in a lump sum on the maturity date.

5. Prepayment.

The Borrower must obtain the Lender’s written consent if it desires to prepay the loan in advance of its maturity date. There is no prepayment penalty if the Lender accepts the Borrower’s prepayment request.

6.  Liability of breach of contract.

If there is a breach of the terms of the agreement, the Lender has the right, among other actions, to: 1) accelerate the loan (including all fees, costs and interest); 2) unilaterally terminate the agreement; and 3) deduct from the Borrower’s bank accounts opened at the Lender without judicial process, to pay principal, interest and other expenses due pursuant to the agreement.

7.  Loan recall and cross default.

The Lender has the right to recall the loan and implement cross default provisions if the Borrower:

•	provides false documents or fails to disclose material facts; and
•	alters the purpose of the loan without Lender consent.

8.  Non-material terms.

The loan agreement contains terms concerning the following non-material matters, which have been omitted from this summary:

•	Precondition for withdrawal;
•	Account supervision and payment of loan;
•	Repayment of capital and interest;
•	Notice provisions;
•	Law application and jurisdiction;
•	Notarization;
•	Obligations and promises; and
•	Obligation to reveal major transactions.